Exhibit 3.7

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS

FILING ENDORSEMENT

This Is to Certify that the CERTIFICATE OF AMENDMENT - CORPORATION for

XG SCIENCES, INC.

ID NUMBER: 23029E

received by facsimile transmission on February 12, 2014 is hereby endorsed.

Filed on February 12, 2014 by the Administrator.

This document Is effective on the date filed, unless a subsequent effective date within 90 days after received date Is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, In the City of Lansing, this 12th day of February, 2014.
/s/ Alan J. Schefke
Alan J. Schefke, Director
Sent by Facsimile Transmission	Corporations, Securities & Commercial Licensing Bureau

BCS/CD-515 (Rev. 11/11)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES
Date Received
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
Name
Matt G_ Hrebec, Esq.; Foster, Swift, Collins & Smith, P.C.
Address
313 S. Washington Square
City	State	ZIP Code
Lansing	MI	48933	EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office.

 CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:

XG Sciences, Inc.

2.	The identification number assigned by the Bureau is:	23029E

3.	The following is hereby added to Article ill:

See attached First Amendment to the Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock (pursuant to Section 450.1302 of the Michigan Business Corporation Act).

COMPLETE ONLY ONE OF THE FOLLOWING:

4.	Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the ________ day of __________________, _________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this ________ day of ____________________________ , ___________

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

	(Signature)	(Signature)

	(Type or Print Name)	(Type or Print Name)

5.	Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of incorporation proposed by the board was duly adopted on the 20th day of November, 2013, by the: (check one of the following)

	☐	shareholders at a meeting in accordance with Section 611(3) of the Act.

	☐	written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

	☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

	☑	board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 20th day of November, 2013

		By	/s/ Michael R. Knox
(Signature of an authorized officer or agent)

Michael R. Knox, CEO
(Type or Print Name)

XG SCIENCES, INC.

FIRST AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS OF

SERIES A CONVERTIBLE PREFERRED STOCK

The undersigned, a duly authorized officer of XG Sciences, Inc., a Michigan corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolution was duly authorized by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to the Michigan Business Corporation Act on November 20, 2013:

RESOLVED, that the Board of Directors of the Corporation pursuant to authority vested in it by the provisions of the Articles of Incorporation of the Corporation and the shareholders of the Corporation, hereby amends the Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock dated June 26, 2013 (the “Certificate of Designations”) as follows:

1.           Section 4(b) of the Certificate of Designations is deleted in its entirety and replaced with the following:

(b)         Mandatory Conversion. The Corporation shall have the right to effect the conversion of each share of Series A Preferred Stock then currently outstanding into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share upon the listing by the Corporation of the class of Common Stock on a Qualified National Exchange (such an event, a “Mandatory Conversion Event”). So long as the Common Stock remains listed on a Qualified National Exchange, any shares of Series A Preferred Stock issued following a Mandatory Conversion Event will be automatically converted into Common Stock pursuant to this Section 4(b) at the then effective Conversion Rate on such date of issuance of the Series A Preferred Stock. Notwithstanding the foregoing, the Series A Preferred Stock shall not be subject to conversion pursuant to this Section 4(b) until all outstanding Convertible Securities are also converted into Common Stock.

2.            The following is added as Section 6(d) of the Certificate of Designations:

(d)          Pay to Play Exemption. If a Pay to Play Provision is adopted on behalf of the Corporation (whether by an amendment to this Certificate of Designations pursuant to Section 6(c), another amendment to the Corporation’s Articles of Incorporation, the adoption or amendment of a shareholder agreement, or otherwise), then the Corporation shall ensure that the following holders of Series A Preferred Stock or securities convertible into Series A Preferred Stock are exempt from the Pay to Play Provision with respect to such Series A Preferred Stock: (i) SVIC No. 15 New Technology Business Investment L.L.P.; (ii) Aspen Advanced Opportunity Fund, LP; (iii) XGS II, LLC; and (iv) Michael R. Knox.

For purposes of this Section 6(d), “Pay to Play Provision” means a provision that provides that, if a holder of Series A Preferred Stock fails to participate in a financing transaction (a “Non-Participating Shareholder”), then: (i) the rights, preferences, or privileges of such Non-Participating Shareholder will be altered, changed, or waived, or (ii) the shares of Series A Preferred Stock held by such Non-Participating Shareholder shall be converted into Common Stock or another form of the Company’s capital stock with lesser rights, preferences, or privileges.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this First Amendment to the Amended and Restated Certificate of Designations to be duly executed as of the date first written above.

XG SCIENCES, INC.

By:	/s/ Michael Knox
Michael Knox, President